FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES SECOND QUARTER 2011 RESULTS

FORT WORTH, Texas, (August 9, 2011) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported second quarter 2011 net loss of $23 thousand compared to net loss of $0.4 million reported for second quarter 2010. Year to date, Hallmark reported net loss of $11.2 million, compared to net income of $5.9 million reported for the same period the prior year.  On a fully diluted basis, second quarter 2011 net loss was $0.00 per share as compared to net loss of $0.02 per share for the second quarter of 2010.  Year to date, Hallmark reported net loss of $0.56 per diluted share, compared to net income of $0.29 per diluted share for the same period the prior year.  Total revenues were $78.5 million for the second quarter 2011 as compared to $75.7 million for the second quarter of 2010.  Year to date total revenues for 2011 were $155.9 million, up 3% from the $151.5 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “Our results for the second quarter were negatively impacted by large property losses due mostly to exceptionally high spring storm activity, as well as increased losses from adverse claims trends in our Personal lines segment brought about by our untimely expansion into the Florida non-standard auto market.  The spring storms resulted in $6.4 million of net losses, or 8.9% of our net loss ratio for the quarter.  In addition, our Personal lines segment produced a $4.6 million pre-tax loss for the quarter driven by an increase of four percentage points in the current accident year loss projections from last quarter.”

 “We continue to take aggressive steps to address the unfavorable financial performance of our Personal lines segment, including the suspension of all new business production in Florida. We have also initiated rate reviews across all products and markets and have filed for rate increases in multiple states. As these and other actions taken in our Personal Lines business unit take effect, we expect this unit to return to an acceptable level of profitability. We are also disappointed with the second consecutive quarterly loss in our Standard Commercial segment driven in large part by the spring storm activity and large property losses. Even though we have not seen tangible signs of a hardening market, we have started to push rate increases on a measured basis, particularly for those markets and classes of business where higher rates are necessary to produce acceptable returns. We have also begun non-renewing certain classes of business that have contributed to the recent volatility in large losses.”

Mr. Morrison continued, “On a positive note, we are pleased with the organic premium growth in our Specialty Commercial segment in recent quarters. Submission activity in new business continues to be strong, particularly in commercial automobile coverages, our largest product line. With both rising prices and increased volume, we maintain a positive outlook for our Specialty Commercial segment. However, while rate trends are positive, we have noted that claim costs are also increasing. Therefore, we anticipate continuing our rate increases as the year progresses.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Second quarter book value per share increased 1% sequentially from the first quarter, but remains down 4% year to date.  Investment income increased 15% in the second quarter and 20% year to date compared to the prior year periods. Cash flow from operations was $17 million in the second quarter and $11 million year to date.”

“Our total investments, cash and cash equivalents and restricted cash are essentially flat year to date at $496 million.  However, on a per share basis, total investments, cash and cash equivalents and restricted cash have increased to an all-time high of $25.50 per share, due predominately to the repurchase of shares during the quarter.  Hallmark continues to have a significant amount of cash and cash equivalents of $57 million as of the end of the quarter.”

“Hallmark repurchased 875,712 shares or 4.5% of its outstanding common stock for a total cost of $6.4 million during the second quarter to date, including shares purchased subsequent to quarter end.  Since inception of the company’s buyback program, total shares repurchased are 1,625,712 or 8% of outstanding common stock.  The total cost of shares repurchased to date is $11.7 million or $7.17 per share, equivalent to 64% of our second quarter book value per share of $11.23.  There are approximately 2.4 million shares remaining authorized under the company’s stock buyback program.”
	Three Months Ended
	June 30,
	2011	2010	% Change
	($ in thousands, unaudited)
Produced premium (1)	$90,176	$81,768	10%
Gross premiums written	91,371	83,180	10%
Net premiums written	78,956	73,133	8%
Net premiums earned	71,578	69,948	2%
Investment income, net of expenses	3,778	3,276	15%
Net realized gain on investments	1,664	1,643	1%
Total revenues	78,513	75,687	4%
Net (loss) earnings (2)	(23)	(388)	NM
Net (loss) earnings per share - basic	$-	$(0.02)	NM
Net (loss) earnings per share - diluted	$-	$(0.02)	NM
Book value per share	$11.23	$11.49	-2%
Cash flow from operations	$16,972	$9,242	84%

	Six Months Ended
	June 30,
	2011	2010	% Change
	($ in thousands, unaudited)
Produced premium (1)	$173,868	$162,278	7%
Gross premiums written	181,083	165,039	10%
Net premiums written	155,190	145,928	6%
Net premiums earned	141,691	136,963	3%
Investment income, net of expenses	7,785	6,477	20%
Net realized gain on investments	2,783	5,446	-49%
Total revenues	155,921	151,510	3%
Net earnings (2)	(11,249)	5,898	NM
Net earnings per share - basic	$(0.56)	$0.29	NM
Net earnings per share - diluted	$(0.56)	$0.29	NM
Book value per share	$11.23	$11.49	-2%
Cash flow from operations	$10,992	$17,449	-37%

(1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by Hallmark’s operations. Hallmark believes it is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue. Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

(2) Net (loss) earnings is net (loss) income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three and six months ended June 30, 2011, Hallmark’s total revenues were $78.5 million and $155.9 million, representing a 4% and 3%  increase, respectively, from the $75.7 million and $151.5 million in total revenues for the same period of 2010.  This increase in revenue was primarily attributable to increased earned premium due to increased production by the Personal Lines and E&S Commercial business units, increased net investment income and reduced adverse profit sharing commission revenue adjustments.  These increases in revenue were partially offset by lower earned premium in the Standard Commercial Segment due to increased competition and continued soft market conditions.

Hallmark reported a net loss of $23 thousand for the three months ended June 30, 2011 as compared to a net loss of $0.4 million for the same period during 2010. Hallmark reported a net loss of $11.2 million for the six months ended June 30, 2011, which was $17.1 million lower than the net earnings of $5.9 million reported for the six months ended June 30, 2010.  On a diluted basis per share, Hallmark reported a net loss of $0.00 per share for the three months ended June 30, 2011, as compared to net loss of $0.02 per share for the same period in 2010.   On a diluted basis per share, net loss per share was $0.56 for the six months ended June 30, 2011 as compared to net income per share of $0.29 for the same period during 2010.  The increase in revenue for the three months and six months ended June 30, 2011 was offset by increased loss and loss adjustment expenses due primarily to higher current accident year loss estimates, as well as unfavorable prior year loss development of $0.7 million and $15.8 million recognized during the three and six months ended June 30, 2011, respectively, as compared to $4.3 million and $6.5 million recognized during the three and six months ended June 30, 2010.  Of the $15.8 million unfavorable development recognized for the six months ended June 30, 2011, $9.5 million was a result of adverse prior year loss reserve development in its Personal Lines Segment in Florida. In addition, the results for the six months ended June 30, 2011 include $9.4 million in net losses from weather related claims.  The adverse prior year development and the losses from weather related claims contributed 17.7% to the 88.7% consolidated net loss ratio for the six months ended June 30, 2011.  As a result of the pre-tax loss and an increase in the proportion of tax-exempt income relative to total pre-tax loss, the Company reported an income tax benefit of $9.6 million, or an effective income tax rate of 46.2%, for the six months ended June 30, 2011, as compared to income tax expense of $1.9 million, or an effective rate of 24.6%, for the same period during 2010.

Hallmark's consolidated net loss ratio was 86.5% and 88.7% for the three and six months ended June 30, 2011 as compared to 74.4% and 69.5% for the same periods in 2010.  Hallmark's net expense ratio was 31.8% and 31.2% for the three and six months ended June 30, 2011 as compared to 30.1% and 29.5% for the same periods in 2010.  Hallmark’s net combined ratio was 118.3% and 119.9% for the three and six months ended June 30, 2011 as compared to 104.5% and 99.0% for the same periods in 2010.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)
	June 30	December 31
	2011	2010
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (cost: $393,497 in 2011 and $383,530 in 2010)	$395,975	$388,399
Equity securities, available-for-sale, at fair value (cost: $31,573 in 2011 and $32,469 in 2010)	42,943	44,042

Total investments	438,918	432,441

Cash and cash equivalents	50,885	60,519
Restricted cash	6,346	5,277
Ceded unearned premiums	20,262	25,504
Premiums receivable	57,444	47,337
Accounts receivable	6,020	7,051
Receivable for securities	473	2,215
Reinsurance recoverable	42,726	39,505
Deferred policy acquisition costs	24,047	21,679
Goodwill	43,564	43,564
Intangible assets, net	28,448	30,241
Federal income tax recoverable	13,138	4,093
Prepaid expenses	1,699	1,987
Other assets	13,159	15,207

Total assets	$747,129	$736,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Note payable	$2,800	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	278,894	251,677
Unearned premiums	148,205	140,965
Unearned revenue	93	116
Reinsurance balances payable	5,493	3,122
Accrued agent profit sharing	1,277	1,301
Accrued ceding commission payable	4,230	4,231
Pension liability	2,623	2,833
Payable for securities	8,357	2,493
Payable for acquisition	-	14,000
Deferred federal income taxes, net	1,836	3,471
Accounts payable and other accrued expenses	17,005	15,786

Total liabilities	527,515	499,497

Commitments and Contingencies

Redeemable non-controlling interest	1,223	1,360

Stockholders' equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2011 and 2010; issued 20,872,831 in 2011 and 2010	3,757	3,757
Additional paid-in capital	122,292	121,815
Retained earnings	94,567	105,816
Accumulated other comprehensive income	7,843	9,637
Treasury stock (1,418,003 shares in 2011 and 748,662 shares in 2010), at cost	(10,068)	(5,262)

Total stockholders' equity	218,391	235,763

	$747,129	$736,620

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Gross premiums written	$91,371	$83,180	$181,083	$165,039
Ceded premiums written	(12,415)	(10,047)	(25,893)	(19,111)
Net premiums written	78,956	73,133	155,190	145,928
Change in unearned premiums	(7,378)	(3,185)	(13,499)	(8,965)
Net premiums earned	71,578	69,948	141,691	136,963

Investment income, net of expenses	3,778	3,276	7,785	6,477
Net realized gains	1,664	1,643	2,783	5,446
Finance charges	1,725	1,771	3,465	3,414
Commission and fees	(243)	(963)	172	(812)
Other income	11	12	25	22

Total revenues	78,513	75,687	155,921	151,510

Losses and loss adjustment expenses	61,920	52,058	125,705	95,156
Other operating expenses	23,788	22,872	46,961	44,354
Interest expense	1,153	1,150	2,311	2,296
Amortization of intangible assets	896	916	1,793	1,832

Total expenses	87,757	76,996	176,770	143,638

Income (loss) before tax	(9,244)	(1,309)	(20,849)	7,872
Income tax (benefit) expense	(9,229)	(953)	(9,622)	1,937
Net (loss) income	(15)	(356)	(11,227)	5,935
Less: Net income attributable to non-controlling interest	8	32	22	37

Net (loss) income attributable to Hallmark Financial Services, Inc.	$(23)	$(388)	$(11,249)	$5,898

Net (loss) income per share attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$-	$(0.02)	$(0.56)	$0.29
Diluted	$-	$(0.02)	$(0.56)	$0.29

Hallmark Financial Services, Inc
Consolidated Segment Data

	Three Months Ended June 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$18,549	$47,343	$24,284	$-	$90,176

Gross premiums written	18,549	48,533	24,289	-	91,371
Ceded premiums written	(1,392)	(10,877)	(146)	-	(12,415)
Net premiums written	17,157	37,656	24,143	-	78,956
Change in unearned premiums	(1,796)	(5,171)	(411)	-	(7,378)
Net premiums earned	15,361	32,485	23,732	-	71,578

Total revenues	16,241	34,476	25,869	1,927	78,513

Losses and loss adjustment expenses	15,789	23,549	22,582	-	61,920

Pre-tax income (loss), net of non-controlling interest	(4,753)	873	(4,596)	(776)	(9,252)

Net loss ratio (2)	102.8%	72.5%	95.2%		86.5%
Net expense ratio (2)	33.9%	30.4%	27.6%		31.8%
Net combined ratio (2)	136.7%	102.9%	122.8%		118.3%

	Three Months Ended June 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$18,804	$40,351	$22,613	$-	$81,768

Gross premiums written	18,792	41,775	22,613	-	83,180
Ceded premiums written	(909)	(9,123)	(15)	-	(10,047)
Net premiums written	17,883	32,652	22,598	-	73,133
Change in unearned premiums	(1,246)	(2,036)	97	-	(3,185)
Net premiums earned	16,637	30,616	22,695	-	69,948

Total revenues	17,265	32,124	24,754	1,544	75,687

Losses and loss adjustment expenses	13,652	21,231	17,175	-	52,058

Pre-tax income (loss), net of non-controlling interest	(1,870)	967	1,132	(1,570)	(1,341)

Net loss ratio (2)	82.1%	69.3%	75.7%		74.4%
Net expense ratio (2)	32.5%	29.5%	22.5%		30.1%
Net combined ratio (2)	114.6%	98.8%	98.2%		104.5%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.    The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Six Months Ended June 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$36,004	$85,877	$51,987	$-	$173,868

Gross premiums written	36,004	88,615	56,464	-	181,083
Ceded premiums written	(2,564)	(18,597)	(4,732)	-	(25,893)
Net premiums written	33,440	70,018	51,732	-	155,190
Change in unearned premiums	(2,187)	(6,318)	(4,994)	-	(13,499)
Net premiums earned	31,253	63,700	46,738	-	141,691

Total revenues	33,668	67,619	50,919	3,715	155,921

Losses and loss adjustment expenses	28,414	43,350	53,941	-	125,705

Pre-tax income (loss), net of non-controlling interest	(5,133)	4,331	(17,810)	(2,259)	(20,871)

Net loss ratio (2)	90.9%	68.1%	115.4%		88.7%
Net expense ratio (2)	32.6%	30.2%	25.8%		31.2%
Net combined ratio (2)	123.5%	98.3%	141.2%		119.9%

	Six Months Ended June 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$36,901	$75,633	$49,744	$-	$162,278

Gross premiums written	36,889	78,406	49,744	-	165,039
Ceded premiums written	(1,945)	(17,147)	(19)	-	(19,111)
Net premiums written	34,944	61,259	49,725	-	145,928
Change in unearned premiums	(1,426)	80	(7,619)	-	(8,965)
Net premiums earned	33,518	61,339	42,106	-	136,963

Total revenues	35,299	64,611	45,968	5,632	151,510

Losses and loss adjustment expenses	27,268	37,627	30,261	-	95,156

Pre-tax income (loss), net of non-controlling interest	(2,809)	7,314	3,782	(452)	7,835

Net loss ratio (2)	81.4%	61.3%	71.9%		69.5%
Net expense ratio (2)	31.7%	28.8%	22.1%		29.5%
Net combined ratio (2)	113.1%	90.1%	94.0%		99.0%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.    The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.